UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF

SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DTE ENERGY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

MICHIGAN	38-3217752
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Energy Plaza Detroit, Michigan
(Address of Principal Executive Offices of Each Registrant)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-161489.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
2011 Series I 6.50% Junior Subordinated Debentures due 2061	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None.

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the 2011 Series I 6.50% Junior Subordinated Debentures due 2061 (“Subordinated Debentures”) of DTE Energy Company, a Michigan corporation (“DTE”). The Subordinated Debentures are being issued under an Amended and Restated Indenture, dated as of April 9, 2001, between DTE Energy Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a Supplemental Indenture dated as of December 1, 2011.

A description of the Subordinated Debentures is set forth (i) under the caption “Description of Debt Securities” in the Prospectus forming a part of Registration Statement No. 333-161489 (“Registration Statement”) on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (“Securities Act”), on August 21, 2009, and (ii) under the caption “Description of Junior Subordinated Debentures” in the Prospectus Supplement filed with the Commission pursuant to Rule 424(b)(2) of the general rules and regulations of the Securities Act on November 29, 2011, which description is incorporated herein by reference.

Item 2.	Exhibits.

2.1	Registration Statement (see Item 1 above).

2.2	Amended and Restated Indenture, dated as of April 9, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (Registration No. 333-58834)).

2.3	Form of DTE Energy’s Subordinated Supplemental Indenture (including Form of Note as Exhibit A) (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-3 (Registration No. 333-161489)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 7, 2011

DTE ENERGY COMPANY

By:	/s/ N.A. Khouri
Name: Title:	N.A. Khouri Vice President and Treasurer